[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.3

AMENDMENT NO. 1 TO THE COLLABORATION AGREEMENT

BETWEEN

EXELIXIS, INC., AND BRISTOL-MYERS SQUIBB COMPANY

THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the Agreement (defined below) is effective on January 11, 2007 (the “Amendment No. 1 Effective Date”) by and between Exelixis, Inc., a Delaware corporation located at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (“Exelixis”) and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”). Exelixis and BMS may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Exelixis and BMS entered into that certain Collaboration Agreement executed as of December 15, 2006 (the “Agreement”) for the purposes of applying Exelixis’ technology and expertise to the discovery, lead optimization and characterization of small molecule compounds that directly bind and modulate certain oncology targets, with a goal of filing an Investigational New Drug applications for small molecule compounds in [ * ], and to provide for the development and commercialization of novel therapeutic and prophylactic products based on such compounds; and

WHEREAS, the Parties desire to amend the Agreement to amend the definition of “Effective Date” and to clarify the treatment of possible regulatory filings as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment No. 1 Effective Date. To the extent that the Agreement is explicitly amended by this Amendment No. 1, the terms of this Amendment No. 1 will control where the terms of the Agreement are contrary to or conflict with the following provision. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in full force and effect. Capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meanings as such terms have in the Agreement.

1.1 Amendment of Section 13.6. The Parties agree to delete Section 13.6 of the Agreement in its entirety and replace it with the following:

“13.6 Effective Date; HSR Act Filing.

(a) Effective Date. The Parties agree that the effective date of this Agreement is January 11, 2007 (the “Effective Date”).

(b) Effect of HSR Act Filing on Rights & Obligations. If the exercise by BMS of any of its Co-Development Options under the Agreement, or the exercise by Exelixis of any of its Product Opt-Outs or Indication Opt-Outs, requires the making of filings under the HSR Act, or under any similar premerger notification provision in the European Union or any other jurisdiction, then all rights and obligations directly related to the exercise of such Co-Development Option(s) (e.g., the corresponding license grants and corresponding payment obligations) shall not become effective until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction. Each Party shall be responsible for its own costs in connection with such filing, except that BMS shall be solely responsible for the applicable filing fees.

(c) Resolution of Regulatory Authority Opposition. If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation into the exercise by BMS of any of its Co-Development Options, then the Parties shall, in good faith, cooperate with each other and take reasonable actions to attempt to: (i) resolve all enforcement agency concerns about the transaction under investigation; and (ii) diligently oppose any enforcement agency opposition to such transaction. In the event the enforcement agency files a formal action to oppose the transaction, the Parties shall confer in good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including where appropriate, the renegotiation of their obligations under this Agreement with respect to that Co-Development Option, with the objective of placing each Party, to the maximum extent possible, in the same economic position that each Party would have occupied if BMS had been permitted to exercise such Co-Development Option. Notwithstanding the foregoing, nothing in this Section 13.6 shall require either party to divest any assets.”

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment No. 1 amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment No. 1, remain in full force and effect.

2.2 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment No. 1.

2.3 Counterparts. This Amendment No. 1 may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this Amendment No. 1 from separate computers or printers. Facsimile signatures shall be treated as original signatures.

Signature page follows

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

Bristol-Myers Squibb Company		Exelixis, Inc.

Signature:	/s/ Graham R. Brazier	Signature:	/s/ George Scangos
Name:	Graham R. Brazier	Name:	George Scangos
Title:	Vice President, Business Development	Title:	President & CEO
Date:	01/07/2007	Date:	01/07/2007

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.